As filed with the Securities and Exchange Commission on March 1, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Savient Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3033811
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Tower Center East Brunswick, NJ	08816
(Address of Principal Executive Offices)	(Zip Code)

Inducement Stock Option Award

(Full Title of the Plan)

Philip K. Yachmetz, Esq.

Savient Pharmaceuticals, Inc.

One Tower Center, 14th Floor

East Brunswick, New Jersey 08816

(Name and Address of Agent For Service)

(732) 418-9300

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	250,000 shares(2)	$9.23(3)	$2,307,500(3)	$268.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 250,000 shares issuable upon exercise of a stock option granted to John H. Johnson, Chief Executive Officer of the registrant, on January 31, 2011 as an employment inducement award in connection with the commencement of Mr. Johnson’s employment with the registrant.

(3)	Calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based upon the exercise price of the stock option.

EXPLANATORY NOTE

This registration statement on Form S-8 is filed to register a total of 250,000 shares of common stock of the registrant for future issuance upon exercise of a stock option granted to John H. Johnson, Chief Executive Officer of the registrant, on January 31, 2011 as an inducement material to his entering employment with the registrant.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys’ fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s by-law, agreement, vote or otherwise.

In accordance with Section 145 of the DGCL, Article VI of the registrant’s By-laws provides that the registrant shall indemnify each person who is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action suit or proceeding; PROVIDED, HOWEVER, that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification provided by the registrant’s By-laws is not exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the registrant in advance of the final disposition upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the registrant.

The registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers of the registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.	Undertakings.

1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Brunswick, New Jersey, on this 1st day of March, 2011.

SAVIENT PHARMACEUTICALS, INC.

By:	/s/ Philip K. Yachmetz
Philip K. Yachmetz, Esq. Senior Vice President and General Counsel

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Savient Pharmaceuticals, Inc., hereby severally constitute and appoint John H. Johnson, Philip K. Yachmetz and David G. Gionco, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Savient Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Johnson John H. Johnson	Director, Chief Executive Officer (Principal Executive Officer)	March 1, 2011

/s/ David G. Gionco David G. Gionco	Group Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 1, 2011

/s/ Herbert Conrad Herbert Conrad	Director	February 28, 2011

/s/ Ginger D. Constantine Ginger D. Constantine	Director	February 28, 2011

/s/ Alan L. Heller Alan L. Heller	Director	February 28, 2011

/s/ Stephen O. Jaeger Stephen O. Jaeger	Director	February 28, 2011

/s/ Joseph Klein III Joseph Klein III	Director	February 28, 2011

/s/ Lee S. Simon, M.D. Lee S. Simon, M.D.	Director	February 28, 2011

/s/ Virgil Thompson Virgil Thompson	Director	February 28, 2011

INDEX TO EXHIBITS

Number	Description

4.1(1)	Certificate of Incorporation of the Registrant, as amended

4.2(2)	By-Laws of the Registrant, as amended

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr, LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr, LLP (included in Exhibit 5.1)

23.2	Consent of McGladrey & Pullen LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1	Non-Qualified Stock Option Agreement between the Registrant and John H. Johnson

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-3 (Registration No. 333-146257) filed on September 24, 2007.

(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 9, 1998 (File No. 0-15313).